FOLEY & LARDNER LLP ATTORNEYS AT LAW

777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
August 2, 2004

WRITER’S DIRECT LINE 414.297.5805 gdooge@foley.com Email

CLIENT/MATTER NUMBER 041515-0101

Johnson Controls, Inc.
5757 N. Green Bay Avenue
Milwaukee, WI 53209

Ladies and Gentlemen:

     We have acted as counsel for Johnson Controls, Inc., a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 8,000,000 shares of the Company’s Common Stock, $0.04 1/6 par value (the “Common Stock”), which may be issued or acquired pursuant to various 401(k) plans of the Company or its affiliates, as indicated on the face page of the Registration Statement, other than the Johnson Controls Interiors PERT Plan (each a “Plan”).

     As such counsel, we have examined: (i) each Plan (including any amendments thereto) as submitted to the Internal Revenue Service; (ii) the determination letter from the Internal Revenue Service relating to each Plan stating that the form of the Plan satisfies the requirements for qualification and exemption under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (each an “IRS Determination Letter”); (iii) all amendments to each Plan that, to our knowledge, the Company or an affiliate of the Company has adopted subsequent to the date of the IRS Determination Letter applicable to that Plan (the “Amendments”).

     Based upon the foregoing, we are of the opinion the form of the Amendments to each Plan comply with the applicable requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”), as and to the extent that ERISA applies to such Plan.

     This opinion is for the limited purpose of facilitating the Company’s Registration Statement, and we consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. The opinion is not to be used for any other purpose.

Very truly yours, FOLEY & LARDNER LLP
By:	/s/ Gregg H. Dooge
Gregg H. Dooge

001.1675329.1	LOS ANGELES	ORLANDO	SAN FRANCISCO	TAMPA
BRUSSELS	MADISON	SACRAMENTO	SILICON VALLEY	TOKYO
CHICAGO	MILWAUKEE	SAN DIEGO	TALLAHASSEE	WASHINGTON, D.C.
DETROIT JACKSONVILLE	NEW YORK	SAN DIEGO/DEL MAR		WEST PALM BEACH